Exhibit 99.1

MFRI Names David J. Mansfield President and CEO

Industry Veteran to Succeed Bradley Mautner, Who Will Stay on as Vice President
during a Transition and Remain on the Board of Directors
New CEO Brings 30 Years of Executive, Strategic and Financial Experience

NILES, IL, November 8, 2016 -- MFRI, Inc. (NASDAQ: MFRI) announced today changes in its executive leadership team, including the appointment of David J. Mansfield as president and chief executive officer effective November 8, 2016. Bradley Mautner, who previously served as president and chief executive officer, will continue as a member of the company’s board of directors and also as a vice president of MFRI during the onboarding and transition to Mr. Mansfield.

Mr. Mansfield brings over 30 years of experience in the oil and gas and related industries. He has extensive experience working globally including in North and South America, Europe, Africa, the Middle East and Asia. His breadth of experience covers a broad functional spectrum, including the strategic, financial, commercial, business development and operational disciplines.

Mr. Mansfield joins MFRI from Houston, TX-based Compressor Engineering Corp. & CECO Pipeline Services Co., which provides products and services to the gas transmission, midstream, gas processing, and petrochemical industries. As CECO’s chief financial officer, he had overall responsibility for the group’s financial and administrative affairs, including the development and execution of turnaround plans and the successful negotiation of a corporate refinancing.

Prior to that, Mr. Mansfield spent more than 17 years with Bredero Shaw, the world’s largest provider of protective coatings for the oil and gas pipeline industry, most recently in the position of vice president strategic planning. During his tenure with Bredero Shaw, he played a key role in the company’s strategic and M&A activities as it grew from annual revenues of $100 million to over $900 million.

Mr. Mansfield was educated in the United Kingdom, where he obtained his professional qualification as a fellow member of The Chartered Association of Certified Accountants.

Mr. Mautner commented, "Over the past three and one half years, we successfully executed a major strategic shift in MFRI’s business profile by selling and exiting our filtration and other businesses. In addition, we acquired full ownership of our Canadian joint venture to provide corrosion and insulation coatings to the Western Canadian markets, expanding our efforts to establish MFRI as an international leader in pre-insulated piping and leak detection systems. With these important steps accomplished, we are a more focused, international Company providing pre-insulated piping, coatings and leak detection systems. As such, now is an opportune time to add an experienced specialty piping industry executive to lead the Company. I am proud of what has been accomplished by all the hardworking and dedicated employees during my nearly 40 years with the Company and am confident that the Board has selected the right person to take the Company forward."

Chairman of the Board David S. Barrie added, "We are delighted to welcome Dave Mansfield, an accomplished executive with a unique blend of industry, strategy and financial experience that is perfectly suited to MFRI’s focus on specialty piping businesses. Over more than three decades, Dave has proven his ability to lead organizations in the industrial and energy market sectors and to develop strategies for achieving growth and improving financial performance. His extensive experience working internationally and with both public and private companies will also be very helpful to us."

Mr. Barrie continued, "I would also like to express the board’s gratitude to Brad Mautner for his deep commitment to the Company over many decades. Brad, who joined MFRI in 1978, skillfully steered the organization through significant changes during his tenure as president and CEO and, prior to that, as president and COO. Most recently, he led the Company’s complex migration to a piping-centric business model and expanded our capabilities as an international leader in pre-insulated piping and leak detection systems. We look forward to Brad’s continued contributions during this leadership transition and as a board member."

Dave Mansfield added, "I am honored to join MFRI, Inc. and excited to lead the Company through its next chapter of development and growth. The Company is an established, highly credible and recognized global provider of factory insulated pipe systems and coatings. Although industry conditions are very challenging today, I am confident the recent strategic decision to restructure the Company and focus on the Perma-Pipe business will prove invigorating and successful. Perma-Pipe has a first-class reputation in the industry with excellent employees and technical expertise. I very much look forward to working with all of our customers, suppliers, employees and shareholders in this exciting business opportunity."

MFRI, Inc.
MFRI, Inc. is a global leader in pre-insulated piping and leak detection systems for oil and gas gathering, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, MFRI has operations at seven locations in five countries.

Forward-Looking Statements
Statements and other information contained in this announcement that can be identified by the use of forward-looking terminology constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the project nature of the business, the increasing international nature of the business, economic conditions, market demand and pricing, competitive and cost factors, raw material availability and prices, global interest rates, currency exchange rates, labor relations and other risk factors.